Exhibit 99.1

Nektar Therapeutics Reports Third Quarter 2021 Financial Results

SAN FRANCISCO, November 4, 2021 -- Nektar Therapeutics (Nasdaq: NKTR) today reported financial results for the third quarter ended September 30, 2021.

Cash and investments in marketable securities at September 30, 2021 were approximately $955.3 million as compared to $1.2 billion at December 31, 2020.

“We made significant progress across our portfolio this past quarter ahead of multiple late-stage registrational trial data readouts anticipated in the first half of 2022,” said Howard W. Robin, President and CEO of Nektar. “For bempegaldesleukin, we remain on track to report data from the first three of our five registrational studies with nivolumab in melanoma, renal cell carcinoma and bladder cancer in the first half of 2022. We also plan to present initial data from our PROPEL study evaluating the combination of bempegaldesleukin plus pembrolizumab in patients with previously untreated metastatic non-small cell lung cancer at the upcoming ESMO Immuno-Oncology meeting.”

Mr. Robin continued, “At the upcoming SITC and ASH meetings in the fourth quarter, we look forward to showcasing our IL-15 program, NKTR-255, which is being developed in solid tumors and hematological malignancies. We recently expanded the development plans for NKTR-255 with a new clinical collaboration with Merck KGaA and Pfizer designed to evaluate the combination of NKTR-255 with avelumab, a PD-L1 inhibitor, in the JAVELIN Bladder Medley study. Importantly, our partner Eli Lilly continues to advance a broad development program for NKTR-358, demonstrating its potential to be transformative in the treatment of autoimmune disease, with ongoing Phase 2 studies in both lupus and ulcerative colitis and plans to initiate additional Phase 2 studies in two different immune-mediated diseases.”

Summary of Financial Results

Revenue in the third quarter of 2021 was $24.9 million as compared to $30.0 million in the third quarter of 2020. In the first nine months of 2021 revenue was $76.9 million as compared to $129.5 million for the first nine months of 2020. Revenue was lower relative to 2020 due to the recognition in the first nine months of 2020 of $50.0 million in total milestones from Bristol-Myers Squibb for the initiation of registrational trials of bempegaldesleukin plus Opdivo® in adjuvant melanoma and muscle-invasive bladder cancer.

Total operating costs and expenses in the third quarter of 2021 were $138.5 million as compared to $133.1 million in the third quarter of 2020. The increase was due to increases in research and development (R&D) expense and general and administrative (G&A) expense. Total operating costs and expenses in the first nine months of 2021 were $410.1 million as compared to $443.8 million in the first nine months of 2020. Operating costs and expenses decreased relative to 2020 primarily due to the recording of $45.2 million in impairment charges in the first quarter of 2020 resulting from the discontinuation of the NKTR-181 program.

R&D expense in the third quarter of 2021 was $103.7 million as compared to $100.5 million for the third quarter of 2020. For the first nine months of 2021, R&D expense was $300.7 million as compared to $306.0 million in the first nine months of 2020.

G&A expense was $29.5 million in the third quarter of 2021 and $27.0 million in the third quarter of 2020. For the first nine months of 2021, G&A expense was $90.7 million compared to $77.6 million in the first nine months of 2020. G&A expense increased primarily due to an increase in pre-commercial costs for bempegaldesleukin.

Net loss for the third quarter of 2021 was $129.7 million or $0.70 basic and diluted loss per share as compared to a net loss of $108.6 million or $0.61 basic and diluted loss per share in the third quarter of 2020. Net loss in the first nine months of 2021 was $378.2 million or $2.07 basic and diluted loss per share as compared to a net loss of $327.2 million or $1.84 basic and diluted loss per share in the first nine months of 2020.

Nektar also announced upcoming presentations at the following scientific congresses:

The Society for Immunotherapy of Cancer (SITC) Annual Meeting

November 10-14, 2021 (In person and virtual)

●	Late-Breaking Poster Presentation: “NKTR-255 plus cetuximab in patients with solid tumors: Interim safety and efficacy results from the Phase 1b dose-escalation study”, Altan, M., et al.

●	Poster Presentation: “Combining bempegaldesleukin (CD122-preferential IL-2 pathway agonist) and NKTR-262 (TLR7/8 agonist) pairs local innate activation with systemic CD8+ T cell expansion to enhance anti-tumor immunity”, Rolig, A., et al. (collaborator presentation)

●	Poster Presentation: “Associations between KIR/KIR-ligand genotypes and clinical outcome for patients with advanced solid tumors receiving BEMPEG plus nivolumab combination therapy in the PIVOT-02 trial”, Feils, A., et al. (collaborator presentation)

ESMO Immuno-Oncology Congress 2021

December 8-11, 2021 (In person and virtual)

●	Poster Presentation: “Preliminary results from PROPEL: A phase 1/2 Study of bempegaldesleukin (BEMPEG: NKTR-214) plus pembrolizumab (PEMBRO) with or without chemotherapy in patients with metastatic NSCLC”, Felip, E., et al.

2021 American Society of Hematology (ASH) Annual Meeting

December 11-14, 2021 (In person and virtual)

●	Poster Presentation: “Safety, tolerability, PK/PD and preliminary efficacy of NKTR-255, a novel IL-15 receptor agonist, in patients with relapsed/refractory hematologic malignancies”, Shah, N., et al.

●	Poster Presentation: “Pharmacodynamic analysis of CAR-T cell persistence in patients with hematologic malignancies treated with NKTR-255, an IL-15 receptor agonist that enhances CD8+ T-cells: Preliminary results from a phase 1 study”, Turtle, C., et al. (collaborator presentation)

Conference Call to Discuss Third Quarter 2021 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time, Thursday, November 4, 2021.

This press release and a live audio-only Webcast of the conference call can be accessed through a link that is posted on the home page and Investors section of the Nektar website: https://ir.nektar.com/. The web broadcast of the conference call will be available for replay through December 2, 2021.

To access the conference call, follow these instructions:

Dial: (877) 881-2183 (U.S.); (970) 315-0453 (International)
Conference ID: 8264398 (Nektar Therapeutics is the host)

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this press release, or explained on the conference call, related information will be made available on the Investors section of the Nektar website as soon as practical after the conclusion of the conference call.

About Nektar

Nektar Therapeutics is a biopharmaceutical company with a robust, wholly owned R&D pipeline of investigational medicines in oncology, immunology, and virology as well as a portfolio of approved partnered medicines. Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements which can be identified by words such as: "will," "may," "design," "potential," "initiate," "plan," “continue,” “remain” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the therapeutic potential of, and future development plans for, bempegaldesleukin, NKTR-358 and NKTR-255, the prospects and plans for our collaborations with other companies, and the timing of the data readouts for our drug candidates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) our statements regarding the therapeutic potential of bempegaldesleukin, NKTR-358 and NKTR-255 are based on preclinical and clinical findings and observations and are subject to change as research and development continue; (ii) bempegaldesleukin, NKTR-358 and NKTR-255 are investigational agents and continued research and development for these drug candidates is subject to substantial risks, including negative safety and efficacy findings in ongoing clinical studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) bempegaldesleukin, NKTR-358 and NKTR-255 are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval; (iv) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (v) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (vi) certain other important risks and uncertainties set forth in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2021. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For Investors:

Vivian Wu of Nektar Therapeutics

628-895-0661

For Media:

Dan Budwick of 1AB

973-271-6085

dan@1abmedia.com

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2021	December 31, 2020(1)
ASSETS
Current assets:
Cash and cash equivalents	$54,017	$198,955
Short-term investments	867,063	862,941
Accounts receivable	28,994	38,889
Inventory	15,330	15,292
Other current assets	20,731	21,928
Total current assets	986,135	1,138,005
Long-term investments	34,219	136,662
Property, plant and equipment, net	58,830	59,662
Operating lease right-of-use assets	119,714	126,476
Goodwill	76,501	76,501
Other assets	1,844	1,461
Total assets	$1,277,243	$1,538,767
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	23,660	22,139
Accrued compensation	32,882	14,532
Accrued clinical trial expenses	37,633	44,207
Accrued contract manufacturing expenses	8,088	11,310
Other accrued expenses	19,966	9,676
Operating lease liabilities, current portion	17,740	13,915
Total current liabilities	139,969	115,779
Operating lease liabilities, less current portion	128,718	136,373
Development derivative liability	21,387	—
Liabilities related to the sales of future royalties, net	181,760	200,340
Other long-term liabilities	3,869	8,980
Total liabilities	475,703	461,472
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	18	18
Capital in excess of par value	3,492,435	3,388,730
Accumulated other comprehensive loss	(3,563)	(2,295)
Accumulated deficit	(2,687,350)	(2,309,158)
Total stockholders’ equity	801,540	1,077,295
Total liabilities and stockholders’ equity	$1,277,243	$1,538,767

(1)	The consolidated balance sheet at December 31, 2020 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share information)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue:
Product sales	$5,194	$5,691	$17,835	$14,620
Royalty revenue	—	12,289	—	31,411
Non-cash royalty revenue related to sales of future royalties	19,413	10,422	58,667	28,001
License, collaboration and other revenue	314	1,631	396	55,421
Total revenue	24,921	30,033	76,898	129,453
Operating costs and expenses:
Cost of goods sold	5,311	5,570	18,734	15,154
Research and development	103,738	100,531	300,655	305,954
General and administrative	29,468	26,982	90,702	77,546
Impairment of assets and other costs for terminated program	—	—	—	45,189
Total operating costs and expenses	138,517	133,083	410,091	443,843
Loss from operations	(113,596)	(103,050)	(333,193)	(314,390)
Non-operating income (expense):
Non-cash interest expense on liabilities related to sales of future royalties	(12,801)	(8,425)	(39,186)	(22,084)
Change in fair value of development derivative liability	(3,328)	—	(7,640)	—
Interest income and other income (expense), net	131	2,910	2,388	16,453
Interest expense	—	—	—	(6,851)
Total non-operating income (expense), net	(15,998)	(5,515)	(44,438)	(12,482)
Loss before provision for income taxes	(129,594)	(108,565)	(377,631)	(326,872)
Provision for income taxes	112	21	561	365
Net loss	$(129,706)	$(108,586)	$(378,192)	$(327,237)

Basic and diluted net loss per share	$(0.70)	$(0.61)	$(2.07)	$(1.84)
Weighted average shares outstanding used in computing basic and diluted net loss per share	184,110	179,090	182,736	178,203

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(378,192)	$(327,237)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash royalty revenue related to sales of future royalties	(58,667)	(28,001)
Non-cash interest expense on liabilities related to sales of future royalties	39,186	22,084
Change in fair value of development derivative liability	7,640	—
Non-cash research and development expense	11,497	—
Stock-based compensation	72,269	72,274
Depreciation and amortization	10,710	10,937
Impairment of advance payments to contract manufacturers and equipment for terminated program	—	20,351
Amortization of premiums (discounts), net and other non-cash transactions	5,677	1,150
Changes in operating assets and liabilities:
Accounts receivable	9,895	(6,123)
Inventory	(38)	(227)
Operating leases, net	2,932	4,316
Other assets	814	(5,588)
Accounts payable	1,247	(3,337)
Accrued compensation	18,350	20,478
Other accrued expenses	(3,837)	9,340
Deferred revenue	(605)	(5,070)
Net cash used in operating activities	(261,122)	(214,653)
Cash flows from investing activities:
Purchases of investments	(816,049)	(791,445)
Maturities of investments	902,687	1,158,722
Sales of investments	5,035	41,700
Purchases of property, plant and equipment	(9,093)	(5,504)
Net cash provided by investing activities	82,580	403,473
Cash flows from financing activities:
Proceeds from shares issued under equity compensation plans	31,436	20,651
Cash receipts from development derivative liability	2,250	—
Repayment of senior notes	—	(250,000)
Net cash provided by (used in) financing activities	33,686	(229,349)
Effect of foreign exchange rates on cash and cash equivalents	(82)	9
Net decrease in cash and cash equivalents	(144,938)	(40,520)
Cash and cash equivalents at beginning of period	198,955	96,363
Cash and cash equivalents at end of period	$54,017	$55,843
Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$9,742
Operating lease right-of-use asset recognized in exchange for lease liabilities	$1,057	$2,133